UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D. C. 20549
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Form 8-K
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Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 26, 2010

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First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)
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Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

2440 Mall Drive, Charleston, South Carolina  29406
(Address of principal executive offices)

Registrant's telephone number (including area code):  (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in   Fiscal Year

On April 22, 2010, the Board of Directors of First Financial Holdings, Inc. (the “Company”) adopted certain amendments to the Bylaws as recommended by the Corporate Governance Committee of the Board of Directors.  A copy of the amended Bylaws is attached as Exhibit 3.1.

Article II, Section 5, of the Bylaws was amended to (a) provide additional information required in the written notice to stockholders and proxy holders of annual and special meetings; (b) provide exception to the waiver of notice by stockholder in the event where the stockholder attends the meeting for the express purpose of objecting the to transaction of any business because the meeting is not lawfully called or convened.

Article II, Section 6, of the Bylaws was amended to outline additional occurrences applicable to the fixing of record date by the board of directors.

Article II, Section 7, of the Bylaws was amended to include the provision that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the voting list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.

Article II, Section 9, of the Bylaws was amended to state that no proxy shall be valid or acted upon after three years (previously 11 months) from its date unless the proxy provides for a longer period.

Article IV of the Bylaws was amended to state that any committees of the board of directors to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

Additional amendments make minor updating changes, clarifying or conforming changes, and immaterial language changes.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of First Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ R. Wayne Hall

R. Wayne Hall
Executive Vice President
and Chief Financial Officer

Date: April 26, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of First Financial Holdings, Inc.